Exhibit 5.1

To:

Chubb Limited

Bärengasse 32

CH-8001 Zurich

Switzerland

Chubb INA Holdings Inc.

436 Walnut Street, WB12B

Philadelphia, Pennsylvania 19106

USA

Zurich, 6 March 2018

Chubb Limited / Chubb INA Holdings Inc.—Registration Statement on Form S-3

Ladies and Gentlemen:

We have been asked to render this opinion in our capacity as Swiss counsel to Chubb Limited, a corporation organized under the laws of Switzerland (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (No. 333-207570) (the “Registration Statement”) relating to, among other things Chubb INA Holdings Inc.’s (“Chubb INA”) offer and sale of EUR 900,000,000 1.550% senior notes due 2028 and EUR 900,000,000 2.500% senior notes due 2038 (the “Notes”), which are in each case fully and unconditionally guaranteed (the “Guarantee”) by the Company.

Bär & Karrer	Zürich	Genf	Lugano	Zug	www.baerkarrer.ch
Rechtsanwälte	Bär & Karrer AG	Bär & Karrer SA	Bär & Karrer SA	Bär & Karrer AG
	Brandschenkestrasse 90	12, quai de la Poste	Via Vegezzi 6	Baarerstrasse 8
	CH-8027 Zürich	CH-1211 Genève 11	CH-6901 Lugano	CH-6301 Zug
	Phone: +41 58 261 50 00	Phone: +41 58 261 57 00	Phone: +41 58 261 58 00	Phone: +41 58 261 59 00
	Fax: +41 58 261 50 01	Fax: +41 58 261 57 01	Fax: +41 58 261 58 01	Fax: +41 58 261 59 01
	zuerich@baerkarrer.ch	geneve@baerkarrer.ch	lugano@baerkarrer.ch	zug@baerkarrer.ch

Bär & Karrer	6 March 2018	2

I	Documents Reviewed

For the purpose of this opinion letter we have only reviewed and relied on copies of the following documents:

a)	a copy the Indenture dated as of 1 August 1999 (the “Indenture”), among the Company, Chubb INA and The Bank of New York Mellon Trust Company N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago) as trustee, as amended by the First Supplemental Indenture, dated as of 13 March 2013;

b)	a certified extract from the Commercial Register of the Canton of Zurich regarding the Company dated 5 March 2018 (the “Extract”) and a copy of the articles of association of the Company in their version dated 19 Mai 2016 (the “Articles of Association”), certified as of 5 March 2018, which according to the Extract are the Articles of Association currently in force;

c)	a scanned copy of the organizational regulations (Organisationsreglement) of the board of directors of the Company dated 17 November 2016 (the “Organizational Regulations”);

d)	scanned copies of an extract dated 22 March 2016 from the minutes of the meeting of the board of directors of the Guarantor held on 19 November 2015 signed by the assistant secretary of the Guarantor’s board of directors, containing inter alia the resolutions authorizing the execution and delivery of indentures, and an extract dated 27 February 2018 from the minutes of the meeting of the board of directors of the Company held on 22 February 2018 signed by the secretary of the Company’s board of directors, containing inter alia the resolutions authorizing the issuance and guarantees of unsecured bonds, debentures, notes or other form of indebtedness and the execution, delivery of the respective agreements; and

e)	a scanned copy of the circular resolution of the board of directors of the Company executed on 20 October 2015 signed by all members of the board regarding the shelf form S-3 registration statement.

II	Scope and Assumptions

1	This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof as currently applied by Swiss courts. In the absence of explicit statutory law or established case law, we base our opinion solely on our independent professional judgment.

2	We express no opinion on the laws of any other jurisdiction. The opinions given in this opinion are strictly limited to the matters stated in section III and do not extend, by implication or otherwise, to any agreement or document referred to in the Registration Statement or any other matter.

Bär & Karrer	6 March 2018	3

3	The opinions given herein are made on the basis of the following assumptions:

a)	the Notes have been duly authorised, signed, executed and delivered and issued by Chubb INA and the Indenture has been duly authorized, signed, executed and delivered by the Company pursuant to the laws of the Cayman Islands;

b)	all documents supplied to us as conformed copies, scanned copies, photocopies or facsimile transmitted copies or other copies (including e-mail transmissions) conform to the originals and are authentic and complete;

c)	all documents submitted to us as originals are authentic and complete and all signatures genuine;

d)	the Articles of Association, Organizational Regulations and Extract are unchanged and correct as of the date hereof and no changes have been made which should have been or should be reflected in the Articles of Association, the Organizational Regulations or the Extract as of the date hereof;

e)	the extracts from the minutes referred to in section I.d) above and the circular resolution referred to in section I.e) above are each a true, correct, accurate, complete description of the matters referred to therein, are not misleading and do not omit any fact which would be material and the resolutions referred to therein have not been revoked, amended or altered;

f)	the Indenture, as amended by the First Supplemental Indenture, and the Notes constitute valid, binding and enforceable obligations of the respective parties under any applicable law (other than the laws of Switzerland to which this opinion relates); and

g)	there is nothing under any law (other than the laws of Switzerland) which would or might affect the opinions hereinafter appearing.

III	Opinions

Based upon the foregoing, in reliance thereon, and subject to the limitations and assumptions referred to above (II) and the qualifications set out below (IV), we are of the following opinion:

a)	The Company is a company limited by shares (Aktiengesellschaft) duly existing under the laws of Switzerland.

b)	The Guarantee set out in Article 16 (Guarantee and Indemnity) of the Indenture is duly authorised, executed and delivered by the Company in accordance with the laws of Switzerland.

Bär & Karrer	6 March 2018	4

IV	Qualifications

This opinion is subject to the following qualifications:

a)	The opinions set out above are subject to applicable bankruptcy, insolvency, reorganisation, liquidation, moratorium, civil procedure and other similar laws and regulations as applicable to creditors, debtors, claimants and defendants generally as well as principles of equity (good faith) and the absence of a misuse of rights.

b)	Our opinions expressed herein are limited solely to the laws of Switzerland and we express no opinion herein concerning the laws of any other jurisdiction.

c)	We express no opinion as to the accuracy or completeness of the information set out in the Registration Statement.

d)	We express no opinion as to insurance regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matters. Also, we express no opinion as to tax matters.

4	In this legal opinion, Swiss legal concepts are expressed in English terms and not in their original German language; the concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions; this legal opinion may, therefore, only be relied upon under the express condition that any issues of interpretation or liability arising hereunder will be governed by Swiss law and be subject to the exclusive jurisdiction of the courts of the City of Zurich, Switzerland, venue being Zurich 1.

5	This legal opinion is rendered solely for the purpose of the transactions herein referred to. It may not be used, circulated, quoted, referred to or relied upon for any other purpose without our written consent in each instance. We hereby consent to the filing of this legal opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This legal opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

Yours sincerely,

Bär & Karrer AG

/s/ Urs Kägi

Dr. Urs Kägi